EXHIBIT 5.1

[Letterhead of Senior Vice President, Deputy General Counsel and Corporate Secretary of Verizon Communications Inc.]

September 4, 2019

Re:	Verizon Communications Inc. Registration Statement on Form S-3 under the Securities Act of 1933

Ladies and Gentlemen:

Reference is made to the Registration Statement on Form S-3 (the “Registration Statement”) which Verizon Communications Inc., a Delaware corporation (the “Company”), is filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, pertaining to the offer and sale from time to time of one or any combination of common stock, preferred stock and debt securities, each as described in the Registration Statement and the accompanying Prospectus.

I, or attorneys under my direction, have reviewed the Registration Statement, the Company’s Restated Certificate of Incorporation and Bylaws, resolutions adopted by the Board of Directors of the Company, and such other documents and records as I have deemed appropriate for the purpose of giving this opinion.

Based upon the foregoing, I am of the opinion that:

1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

2. The common stock and the preferred stock, each of which has been duly authorized, upon the issuance and sale thereof in the manner contemplated in the Registration Statement, will be legally issued, fully paid and nonassessable.

3. The debt securities, upon the issuance and sale thereof in the manner contemplated in the Registration Statement and the indenture referenced in the Prospectus, will be legally issued and will be binding obligations of the Company, except to the extent that enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar laws of general applicability affecting the enforceability of creditors’ rights.

I hereby consent to the filing of this opinion with the Securities and Exchange Commission in connection with the Registration Statement and to being named under the heading “Legal Matters” in the Prospectus forming part of the Registration Statement.

Very truly yours,

/s/ William L. Horton, Jr.